UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2016

Hortonworks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36780	37-1634325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

(408) 916-4121

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Preliminary Estimated Financial Data

On January 15, 2016, Hortonworks, Inc. (the “Company” or “Hortonworks”) disclosed preliminary estimated financial data for the three months ended December 31, 2015.

The Company’s interim unaudited consolidated financial statements for the three months ended December 31, 2015 are not yet available. Based on the information that is currently available to the Company, it has prepared the following preliminary estimated financial data for the three months ended December 31, 2015:

•	Total revenue of $37.0 million to $38.0 million, compared to total revenue of $12.7 million in the three months ended December 31, 2014. Hortonworks expects the increase in total revenue for the three months ended December 31, 2015 compared to the three months ended December 31, 2014 to result primarily from an increase in the volume of support subscription contracts sold and growth in its total customer installed base.

•	Gross billings of $52.0 million to $52.3 million, which includes gross support subscription billings of $41.4 million to $41.7 million, representing a 92% to 93% increase in gross support subscription billings over the three months ended December 31, 2014, compared to gross billings of $31.9 million for the three months ended December 31, 2014, which includes support subscription billings of $21.6 million for the three months ended December 31, 2014. The Company expects the increase in the share of total gross billings attributable to gross support subscription billings for the three months ended December 31, 2015 compared to the three months ended December 31, 2014 to result primarily from further penetration within the existing subscription customer base and the addition of new subscription customers.

•	Operating loss of $50.7 million to $52.1 million, compared to an operating loss of $92.5 million in the three months ended December 31, 2014.

•	Non-GAAP Adjusted EBITDA loss of $16.8 million to $17.5 million, compared to a loss of $21.3 million in the three months ended December 31, 2014.

The preliminary estimated financial data for the three months ended December 31, 2015 set forth above is subject to the completion of the Company’s financial closing procedures. The preliminary estimated financial data are not a comprehensive statement of the Company’s results of operations for the three months ended December 31, 2015. The preliminary estimated financial data was prepared by, and are the responsibility of, Hortonworks’ management. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed or performed any procedures with respect to the accompanying preliminary estimated financial data, and accordingly does not express an opinion or any other form of assurance with respect thereto. The Company currently expects that its final results of operations will be consistent with the estimates set forth above, but such estimates are preliminary and actual results of operations could fall outside of and differ materially from these estimated ranges following the completion of the Company’s financial closing procedures, final adjustments and other developments that may arise between now and the time the Company’s interim unaudited consolidated financial statements for the three months ended December 31, 2015 are issued.

Non-GAAP Financial Measure

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Hortonworks considers certain non-GAAP financial measures, including gross billings and Adjusted EBITDA. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. Hortonworks defines gross billings as non-GAAP revenue plus the change in deferred revenue and it defines Adjusted EBITDA as gross billings minus non-GAAP cost of revenue and operating expenses plus adjustments to non-GAAP cost of revenue and operating expenses. The following table presents a reconciliation of the estimated ranges of gross billings and Adjusted EBITDA to the estimated range of GAAP revenue for the three months ended December 31, 2015 and a reconciliation of actual gross billings and Adjusted EBITDA to actual GAAP revenue for the three months ended December 31, 2014, and is unaudited:

	Three Months Ended		Three Months Ended
	December 31, 2015		December 31, 2014
	Estimated		Actual
	Low	High
	(in millions)
Gross Billings:
Total revenue	$37.0	$38.0	$12.7
Contra revenue	—	—	4.0

Total non-GAAP revenue	37.0	38.0	16.7
Total deferred revenue, end of period	105.1	104.4	62.9
Less: Total deferred revenue, beginning of period	(90.1)	(90.1)	(47.7)

Total change in deferred revenue	15.0	14.3	15.2

Gross billings	$52.0	$52.3	$31.9

Adjusted EBITDA:
Gross billings	$52.0	$52.3	$31.9
Less: Cost of revenue	(15.9)	(15.6)	(58.9)
Less: Operating expenses	(73.2)	(73.1)	(46.2)
Add: Non-GAAP cost of revenue and operating expense adjustments:
Stock-based compensation expense	17.5	17.5	3.5
Depreciation expense	1.4	1.4	0.5
Cost of revenue adjustment for 2011 Yahoo! Warrant	—	—	48.0
Acquisition-related retention bonus	0.5	0.5	—
Amortization of intangible	0.2	0.2	—
Other	—	—	(0.1)

Adjusted EBITDA	$(17.5)	$(16.8)	$(21.3)

The Company’s board of directors and management use gross billings, a non-GAAP financial measure, as a key measure to monitor the Company’s near term cash flows and manage its business. Gross billings is calculated as total non-GAAP revenue plus the change in deferred revenue for the same period. As the Company has not yet established vendor-specific objective evidence of fair value for its support subscriptions, the Company recognizes revenue ratably over the period beginning when both the support subscription and professional services have commenced for customers with agreements that purchase both a support subscription and professional services. Most of Hortonworks’ customer agreements include both support subscription and professional services. The accounting treatment for such agreements causes the Company’s revenue to trail the impact of these customer agreements and creates significant deferred revenue.

The Company uses Adjusted EBITDA, a non-GAAP financial measure, in evaluating operating results and for financial and operational decision-making purposes. Hortonworks’ management believes that Adjusted EBITDA helps identify underlying trends in its business that could otherwise be masked by the effect of stock-based compensation expense and acquisition-related retention bonus expense, which are each excluded from Adjusted EBITDA. The Company’s management believes that presenting Adjusted EBITDA provides useful information about Hortonworks’ operating results, enhances the overall understanding of past performance and future prospects and allows for greater transparency with respect to key metrics used by its management in its financial and operational decision-making. The Company’s management uses this measure to establish budgets and operational goals for its business and in evaluating the Company’s performance. Hortonworks presents Adjusted EBITDA to assist investors in their analysis of its business performance, and because the Company’s management believes that this measure provides an additional tool for investors to use in comparing its core business operating results over multiple periods with other companies in its industry.

Neither gross billings nor Adjusted EBITDA should be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

This information is intended to be furnished under Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORTONWORKS, INC.

Dated: January 15, 2016	By:	/s/ Scott Davidson
Scott Davidson Chief Financial Officer